Exhibit 23.2

[Letterhead of Hurley & Company]

Consent of Independent Certified Public Accountants

     We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Certron Corporation and subsidiary on Form 10-K/A for the year ended October 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Certron Corporation and subsidiary on Form S-8 (File No. 33-27930 and File No. 33-59287).

HURLEY & COMPANY

Granada Hills, California
February 20, 2004